EXHIBIT 10.15
June 29, 2005
Guru Denim Inc.
1525 Rio Vista Avenue
Los Angeles, CA 90023
ATTN:	Mr. Mark Saltzman & Mr. Charles Lesser
Gentlemen :
Reference is made to the Discount Factoring Agreement of 12/2/2004 , as amended. The contract is amended as follows :

Effective 7/1/2005 to 12/31/2005 Factoring Commission	From .75% to .70%

Effective 1/1/2006 Factoring Commission	From .70% to .65%

Effective 7/1/2005 Interest Rate	From Prime plus 1% to Prime plus 1/2%

EXTENSION	To 12/2/2006
All other terms and conditions of the above Discount Factoring Agreement remain unchanged.
Please indicate your acceptance by signing in the space provided, and returning the original to me. The copy is for your file.
Very truly yours,

/s/ Donald Nunnari
DONALD NUNNARI
Vice President
READ AND AGREED:
GURU DENIM INC.
/s/ Jeffrey Lubell
JEFFREY LUBELL
President